Exhibit 10.1

AKESIS PHARMACEUTICALS, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 29, 2008 (the “Effective Date”) by and between Akesis Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and Avalon Ventures VII, L.P. (the “Purchaser”).

RECITALS

WHEREAS, in order to provide the Company with additional resources to conduct its business, the Purchaser is willing to lend to the Company certain funds, as specified herein, pursuant to the terms and subject to the conditions specified herein and the Notes and Warrants (each as defined below).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. SALE AND ISSUANCE OF NOTES AND WARRANTS.

1.1 Issuance of Notes. Subject to the terms of this Agreement, the Purchaser agrees to lend to the Company at the Initial Closing and, if applicable, at the Subsequent Closing (each as defined below) the amount set forth opposite the Purchaser’s name on Exhibit A (each, a “Loan Amount” and collectively, the “Total Loan Amount”) against the issuance and delivery by the Company to the Purchaser at the Initial Closing and, if applicable, at the Subsequent Closing of a convertible promissory note, in substantially the form attached hereto as Exhibit B (each, a “Note” and collectively, the “Notes”), representing an initial principal balance equal to such Loan Amount. The Note shall be convertible into equity securities of the Company as provided in such Note.

1.2 Issuance of the Warrants. Subject to the terms of this Agreement, at the Initial Closing and, if applicable, at the Subsequent Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a warrant, in substantially the form attached hereto as Exhibit C (each, a “Warrant” and collectively the “Warrants”), for a purchase price equal to $1.00 per Warrant (the “Warrant Purchase Price”).

1.3 Initial Closing. The initial closing of the sale and purchase of the Notes and the Warrants (the “Initial Closing”) shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP located at 3579 Valley Centre Drive, San Diego, California 92130 at 10:00 a.m. on the Effective Date, or at such other place and time as the Company and the Purchaser shall mutually agree (the “Initial Closing Date”). At the Initial Closing: (i) the Purchaser shall deliver to the Company, via wire transfer of immediately available

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funds, cash in the amount of (a) the Purchaser’s Loan Amount for the Initial Closing, as set forth on Exhibit A, plus (b) the Warrant Purchase Price for the Initial Closing; and (ii) the Company shall issue and deliver to the Purchaser (a) a Note in favor of the Purchaser representing an initial principal balance equal to the Purchaser’s Loan Amount for the Initial Closing, as set forth on Exhibit A and (b) a corresponding Warrant.

1.4 Subsequent Closing. If the Company determines that a subsequent closing (the “Subsequent Closing”) shall occur, then the Company shall promptly notify the Purchaser regarding such determination and shall conduct a Subsequent Closing on a date mutually agreed by the Company and the Purchaser (the “Subsequent Closing Date”) that is within ten (10) days of the date of such determination. In the event of a Subsequent Closing: (i) the sale of the Notes and Warrants at the Subsequent Closing shall be made on the terms and conditions set forth in this Agreement; (ii) the representations and warranties of the Company set forth in Section 2 hereof shall speak only as of the Initial Closing Date; and (iii) the representations and warranties of the Purchaser in Section 3 hereof shall speak as of such Subsequent Closing Date. At the Subsequent Closing: (x) the Purchaser shall deliver to the Company, via wire transfer of immediately available funds, cash in the amount of (1) the Purchaser’s Loan Amount for the Subsequent Closing, as set forth on Exhibit A, plus (2) the Warrant Purchase Price for the Subsequent Closing; and (y) the Company shall issue and deliver to the Purchaser (1) a Note in favor of the Purchaser representing an initial principal balance equal to the Purchaser’s Loan Amount for the Subsequent Closing, as set forth on Exhibit A and (2) a corresponding Warrant.

1.5 Acknowledgements Regarding Notes and Warrants. The Company and the Purchaser, as a result of arm’s length bargaining, acknowledge and agree that: (i) the Purchaser has not rendered any services to the Company in connection with this Agreement; (ii) the Warrants are not being issued as compensation; (iii) the aggregate fair market value of the Notes, if issued apart from the Warrants, is equal to the Total Loan Amount; (iv) the aggregate fair market value of the Warrants, if issued apart from the Notes, is equal to the aggregate Warrant Purchase Price; (v) all tax returns and other information return of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the acknowledgements set forth in this Section 1.5.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Annual Reports on Form 10-K or 10-KSB, Quarterly Reports on Form 10-Q or 10-QSB, Current Reports on Form 8-K and Proxy Statements of the Company, each as amended and supplemented through the date hereof, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2007 (the “SEC Documents”), the Company hereby represents and warrants to the Purchaser as of the Initial Closing Date as follows:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

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2.2 Subsidiaries. The Company has no subsidiaries (a “Subsidiary”) and does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, trust, joint venture, association, or other entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.3 Corporate Power. The Company has, or as of the Initial Closing will have, all requisite corporate power to execute and deliver this Agreement, to issue the Notes and the Warrants and to carry out and perform its obligations under the terms of this Agreement, the Notes and the Warrants (collectively, the “Loan Documents”).

2.4 Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes and the Warrants and the reservation of the equity securities issuable upon conversion of the Notes and exercise of the Warrants (collectively, the “Company Equity Securities”) has been taken or will be taken prior to the issuance of such Company Equity Securities. Each Loan Document, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent the indemnification provisions contained in any Loan Document may be limited by applicable federal or state securities laws. The Company Equity Securities, when issued in compliance with the provisions of the Loan Documents, will be validly issued, fully paid and nonassessable, free of any liens or encumbrances, and issued in compliance with all applicable federal and securities laws.

2.5 Capitalization and Voting Rights.

(a) The authorized capital of the Company consists, or will consist immediately prior to the Initial Closing, of: (i) 50,000,000 shares of common stock, par value $0.001 per share, 24,933,826 of which shares are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which shares are issued and outstanding.

(b) Other than: (i) the Notes, Warrants and Company Equity Securities issued pursuant to this Agreement; (ii) the warrant to purchase shares issued pursuant to the Security Purchase Agreement dated March 25, 2008; (iii) options and rights to purchase shares of the Company’s common stock pursuant to the Company’s 2005 Stock Plan; (iv) options to purchase shares pursuant to Stand-Alone Stock Option Agreements between the Company and each of John T. Hendrick, Carl LeBel, Jay Lichter, Kevin Sayer, Michael Scaife and Christos Mantzoros; (v) the warrant to purchase shares issued pursuant to the Common Stock and Warrant Purchase Agreement dated December 30, 2005; (vi) the warrant to purchase shares issued pursuant to the Finder Agreements, dated January 5, 2006, between the Company and VRIM, Inc.; (vii) the warrant to purchase shares issued pursuant to the Finder Agreement, dated January 5, 2006, between the Company and Phil McConkey;

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(viii) the warrant to purchase shares issued to former employees of the Company; (ix) the warrant to purchase shares issued pursuant to the Common Stock and Warrant Purchase Agreement dated March 31, 2006; (x) the warrant to purchase shares issued pursuant to the Securities Purchase Agreement dated November 21, 2006; (xi) the warrant to purchase shares issued pursuant to the Securities Purchase Agreement dated December 15, 2006; and (xii) the warrant to purchase shares issued pursuant to the Loan and Security Agreement, dated December 15, 2006, between the Company and Square 1 Bank, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its securities. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

2.6 Valid Issuance of Securities. The Company Equity Securities, when issued and paid for in compliance with the Loan Documents, will be duly authorized and validly issued, fully paid, and nonassessable. The Company Equity Securities have been or will be, as applicable, duly and validly reserved for issuance and upon issuance in accordance with the Loan Documents will be duly authorized and validly issued, fully paid, and nonassessable, and will be free of any liens, encumbrances, or restrictions on transfer (other than those created by applicable state and/or federal securities laws).

2.7 Offering. Subject in part to the truth and accuracy of the Purchaser’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Notes, Warrants and Company Equity Securities as contemplated by the Loan Documents are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Compliance with Other Instruments. The Company is not in violation or default of any provision of its charter or bylaws (both as amended to date) or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.9 Intellectual Property.

(a) To the knowledge of the Company, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents, there

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are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any material written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted.

(b) The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company.

2.10 Proprietary Information and Invention Assignment. Each employee of the Company has executed a confidential information and invention assignment agreement.

2.11 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than: (i) liens for current taxes not yet due and payable; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due; (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above.

2.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the Company’s business, properties or financial condition, or in any material change in the current equity ownership of the Company, nor, to the Company’s knowledge is there any reasonable basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party to or, to its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

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2.13 SEC Documents; Financial Statements. Since January 1, 2007, the Company has filed all reports required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to the Purchaser or its representatives through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents and the related notes thereto (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnote or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). All material agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary of the Company is a party, or the property or assets of the Company or any Subsidiary of the Company are subject, have been filed as exhibits to the SEC Documents. All Material Agreements are valid and enforceable against the Company in accordance with their respective terms, except: (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally; and (ii) as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. The Company is not in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.

2.14 Obligations to Related Parties. To the Company’s knowledge, no employee, officer or director, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

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2.15 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

2.16 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.17 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

2.18 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.19 No Material Adverse Change. Since March 31, 2008, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been any change in the assets, business, properties, financial condition or results of operations of the Company that would reasonably be expected to have a Material Adverse Effect. Since March 31, 2008: (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iii) the Company has not incurred any liabilities except in the ordinary course of business.

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3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization. The Purchaser has full power and authority to enter into each Loan Document to which it is a party, each of which constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) to the extent the indemnification provisions contained in any Loan Document may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. The Notes, the Warrants and the Company Equity Securities (collectively, the “Securities”) are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. The Purchaser has had an opportunity to ask questions and receive answers from the Company, or is otherwise knowledgeable, regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The Purchaser has received all information that the Purchaser has requested from the Company and that the Purchaser considers necessary appropriate in deciding whether to consummate the transactions contemplated by this Agreement.

3.4 Investment Experience. The Purchaser has experience investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Securities. The Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501, as presently in effect, of Regulation D under the Securities Act.

3.6 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands and acknowledges that an investment in the Securities involves an extremely high degree of risk and may result in a complete loss of the Purchaser’s investment. The Purchaser understands that the Securities have not been and will not be registered under the

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Securities Act and have not been and will not be registered or qualified in any state in which they are offered and that the Purchaser will not be able to resell or otherwise transfer the Securities unless such Securities are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

3.7 No Liquidity. The Purchaser has no immediate need for liquidity in connection with its investment in the Securities, does not anticipate being required to sell such Securities in the foreseeable future and has the capacity to sustain a complete loss of its investment in the Securities.

3.8 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.9 Tax Liability. The Purchaser has reviewed with its own tax advisors the federal, state, local and/or foreign tax consequences of the transactions contemplated by this Agreement. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

4. TRANSFER RESTRICTIONS; LEGENDS.

4.1. Restrictions. Without in any way limiting the representations and warranties of the Purchaser set forth in Section 3, the Purchaser expressly agrees not to make any disposition of all or any portion of the Securities unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144, except in unusual circumstances. Notwithstanding the provisions of this Section 4, the parties agree that no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) of the Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder.

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4.2 Legends. It is understood that the Note, Warrant, and any securities issuable upon conversion or exercise thereof, as applicable, may bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE OR DISPOSITION THEREOF MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION.”

5. MISCELLANEOUS

5.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to the Purchaser, as applicable, at the respective addresses set forth on the signature page to this Agreement or at such other address(es) as the Company or the Purchaser may designate by ten (10) days advance written notice to the other party hereto.

5.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the state of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to conflict of laws rules.

5.4 Expenses. Each party shall be solely responsible for and shall pay when due all costs and expenses that such party incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

5.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

5.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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5.7 Entire Agreement. This Agreement, together with the Notes and Warrants, constitutes the entire agreement between the parties hereto and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

5.8 Stock Purchase and Other Agreements. The Purchaser understands and agrees that the conversion of the Notes into, and/or exercise of the Warrants for, equity securities of the Company may require the Purchaser’s execution of certain agreements relating to the purchase and sale of such securities.

5.9 Counterparts; Execution by Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic “.pdf” copies shall be equally as effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this NOTE AND WARRANT PURCHASE AGREEMENT as of the date first written above.

AKESIS PHARMACEUTICALS, INC.

/s/ Jay Lichter
Jay Lichter, Ph.D. Chairman and CEO

Address:	888 Prospect Street, Suite 320 La Jolla, CA 92037

Telephone:	(858) 454-4311
Facsimile:	(858) 348-2183
E-mail:	jlichter@avalon-ventures.com

AVALON VENTURES VII, L.P.

By: Avalon Ventures VII GP, LLC Its: General Partner

/s/ Douglas Downs
Douglas Downs Chief Financial Officer

Address:	888 Prospect Street, Suite 320 La Jolla, CA 92037

Telephone:	(858) 454-4311
Facsimile:	(858) 348-2183
E-mail:	doug@avalon-ventures.com

[SIGNATURE PAGE TO AKESIS PHARMACEUTICALS, INC. NOTE AND WARRANT PURCHASE AGREEMENT]

EXHIBIT A

Purchaser	Initial Closing Loan Amount	Subsequent Closing Loan Amount
Avalon Ventures VII, L.P.	$1,000,000	$1,000,000

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

EXHIBIT C

FORM OF WARRANT